SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 5, 2007

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

     Federal                         000-23601                   16-1540137
----------------------------     ---------------------      --------------------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
     of incorporation)                                      Identification No.)


       Registrant's telephone number, including area code:  (315) 343-0057
                                                     -----------------------


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
-----------------------------

Section  2  -  Financial  Information

Item  2.02

On November 5, 2007, Pathfinder Bancorp, Inc. issued a press release disclosing third quarter 2007 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  November  5,  2007                By:  /s/  Thomas  W.  Schneider
-------------------------------------    Thomas  W.  Schneider
                                         President  and  Chief  Executive
                                             Officer

EXHIBIT  INDEX

Earnings  release dated November 5, 2007 announcing September 30, 2007 earnings.

FOR  IMMEDIATE  RELEASE

CONTACT:  THOMAS  W.  SCHNEIDER  -  PRESIDENT,  CEO
          JAMES  A.  DOWD  -  SENIOR  VICE  PRESIDENT,  CFO
          TELEPHONE:  (315)  343-0057


                               [GRAPHIC  OMITED]




PATHFINDER  BANCORP,  INC.  ANNOUNCES  THIRD  QUARTER  EARNINGS

Oswego, New York, November 5th, 2007 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) announced reported net income of $306,000, or $0.12 per diluted share, for the three months ended September 30, 2007 as compared to $170,000, or $0.07 per diluted share for the same period in 2006. For the nine months ended September 30, 2007, the Company reported net income of $637,000, or $.26 per share, compared to $713,000, or $0.29 per share, for the same period in 2006.

"The rate of growth and continued diversification of our loan portfolio has enhanced revenues despite continued compression on our net interest rate spread.", according to Thomas W. Schneider, President and CEO. "Additionally, the turmoil in the markets over the last quarter, fueled by the fallout in the sub-prime mortgage market, has led to widening credit spreads and a positive slope to the yield curve. These developments create a more profitable operating environment for the Bank and should reverse the adverse impact of rate compression that has occurred over the last 18 months. Net interest margin should be positively impacted by both the volume increases and rate environment" Schneider continued.

"The large scale impact of the unfortunate sub-prime mortgage debacle should not adversely affect the Bank over the foreseeable future for two primary reasons." Schneider stated, "One is that the Bank did not participate in the type of mortgages that have led to the problem, and two, our market did not experience the type of real estate valuation increases that resulted in speculative lending and borrowing. While we cannot anticipate the regional impact of a national economic slowdown, and we are experiencing a moderate rise in delinquency levels, we have not seen the kind of delinquencies and foreclosure growth rates in this market that are being experienced in other regions on a national basis."

Net interest income for the quarter ended September 30, 2007, increased $88,000, or 4%, when compared to the same period during 2006. Interest income increased $333,000, or 8%, offset by increased interest expense of $245,000, or 13%. Net interest rate spread decreased to 2.86% for the third quarter of 2007 from 2.92% for the same period in 2006. Average interest-earning assets increased 5% to $282.5 million for the quarter ended September 30, 2007 as compared to $270.3 million for the same quarter of 2006. The yield on interest-earning assets increased 19 basis points to 6.13% compared to 5.94% for the same period in 2006. The increase in average earning assets is primarily attributable to a $16.2 million increase in the average loan portfolio, offset by a decrease in average investment securities of $4.0 million. Average interest-bearing liabilities increased 3% to $260.6 million for the quarter ended September 30, 2007 as compared to $252.1 million for the same quarter of 2006. The cost of funds increased 26 basis points to 3.28% from 3.02% for the same period in 2006. The increase in the average balance of interest-bearing liabilities resulted primarily from an $18.1 million increase in average deposits, offset by a $9.6 million decrease in borrowed funds.

Provision for loan losses for the quarter ended September 30, 2007 increased $155,000 when compared to the same period in 2006. The increased provision is reflective of a growing loan portfolio and one more heavily weighted to commercial term and commercial real estate, which have higher inherent risk characteristics than a consumer real estate portfolio. The Company's ratio of allowance for loan losses to period end loans increased to 0.76% at September 30, 2007 as compared to 0.74% at December 31, 2006. Nonperforming loans to period end loans have increased to 0.94% at September 30, 2007 from 0.57% at December 31, 2006, primarily due to the nonperforming status of two commercial loans. Management believes that the existing reserves provided on these loans are sufficient to cover any anticipated losses.

Non-interest income, exclusive of gains and losses from the sale of securities, loans and foreclosed real estate, increased to $665,000 for the quarter ended September 30, 2007 compared to $565,000 for the same quarter in the prior year. The increase in non-interest income is primarily attributable to an increase in service charges on deposit accounts, investment services revenue and fees associated with the Bank's Visa Debit card usage.

Net gains on sales and impairment of investment securities increased $111,000 when compared to the same quarter of 2006, resulting from the gain recognized on the sale of company's holdings in the common stock of Fannie Mae. Net gains from the sale of securities, loans and foreclosed real estate for the quarter ended September 30, 2007 increased $45,000 when compared to the same quarter of 2006.

Non-interest expense increased $21,000, or 1%, for the quarter ended September 30, 2007 when compared to the same period in the prior year. The non-interest expense increase was a result of a $30,000, or 10% increase in other expenses due to an increase in no cost closing loans and the related mortgage recording expenses, additional FDIC assessment charges and external bank service charges. Building occupancy expenses increased 5% when compared to the quarter ended September 30, 2006 due to building maintenance and landscaping improvements at several branches. Data processing expenses increased 3% primarily due to an increase in Internet banking costs and customer check processing charges. These increases were offset by a 3% decrease in salaries and employee benefits expenses primarily due to deferred compensation costs incurred in the third quarter of 2006 that did not recur in 2007 and an increase in the FASB 91 deferred payroll expense credit directly related to the increase in loan originations.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has seven full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

Exhibit 99.1


                                                PATHFINDER BANCORP, INC.
                                                  FINANCIAL HIGHLIGHTS
                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                         For the three months                For the nine months
                                                           ended September 30,                ended September 30,
                                                               (Unaudited)                       (Unaudited)
-----------------------------------------------------------------------------------------------------------------------
                                                                2007            2006             2007             2006
-----------------------------------------------------------------------------------------------------------------------
CONDENSED INCOME STATEMENT
  Interest and dividend income                          $        4,300   $       3,967   $       12,906   $       11,764
  Interest expense                                               2,147           1,902            6,504            5,493
                                                      ------------------------------------------------------------------
    Net interest income                                          2,153           2,065            6,402            6,271
  Provision for loan losses                                        155               -              280               23
                                                      ------------------------------------------------------------------
    Net interest income after provision for loan losses          1,998           2,065            6,122            6,248
  Noninterest income                                               792             536            2,060            1,725
  Noninterest expense                                            2,412           2,391            7,397            7,112
                                                      ------------------------------------------------------------------
    Income before taxes                                            378             210              785              861
  Provision for income taxes                                        72              40              148              148
                                                      ------------------------------------------------------------------
    Net income                                            $        306   $         170   $          637   $          713
                                                      ==================================================================

KEY EARNINGS RATIOS
  Return on average assets                                        0.39%           0.23%            0.27%            0.32%
  Return on average equity                                        5.80%           3.21%            4.03%            4.53%
  Net interest margin (tax equivalent)                            2.86%           3.11%            3.04%            3.12%


SHARE AND PER SHARE DATA
  Basic weighted average shares outstanding                  2,483,532       2,463,482        2,482,886        2,463,250
  Basic earnings per share                              $         0.12   $        0.07   $         0.26   $         0.29
  Diluted earnings per share                                      0.12            0.07             0.26             0.29
  Cash dividends per share                                      0.1025          0.1025           0.3075           0.3075
  Book value per share                                               -               -             8.48             8.67
------------------------------------------------------------------------------------------------------------------------

                                                          (Unaudited)                      (Unaudited)      (Unaudited)
                                                        September 30,    December 31,    September 30,    September 30,
                                                                2007            2006             2006             2005
                                                      ------------------------------------------------------------------
SELECTED BALANCE SHEET DATA
  Assets                                                $      313,841   $     301,382   $      298,003   $      303,076
  Earning assets                                               283,444         274,083          268,550          272,290
  Total loans                                                  215,855         203,209          197,463          185,459
  Deposits                                                     255,919         245,585          237,921          240,852
  Borrowed Funds                                                28,010          26,360           30,660           32,360
  Trust Preferred Debt                                           5,155           5,155            5,155            5,155
  Shareholders' equity                                          21,056          20,850           21,365           21,578

ASSET QUALITY RATIOS
  Net loan charge-offs (annualized) to average loans              0.08%           0.11%            0.06%            0.18%
  Allowance for loan losses to period end loans                   0.76%           0.74%            0.83%            0.97%
  Allowance for loan losses to nonperforming loans               80.72%         127.65%          120.58%          109.75%
  Nonperforming loans to period end loans                         0.94%           0.57%            0.69%            0.88%
  Nonperforming assets to total assets                            0.75%           0.54%            0.62%            0.85%
